Exhibit 21.1


                      Subsidiaries of Mueller Group, Inc.

                                               STATE/COUNTRY OR OTHER
                                                   JURISDICTION OF
                                                   INCORPORATION OR
               SUBSIDIARIES                         ORGANIZATION
--------------------------------------         ---------------------------------
AnvilStar, LLC                                 Delaware
Anvil International, Inc.                      Delaware
Anvil International, LLC                       Delaware
Henry Pratt Company                            Delaware
Henry Pratt International Ltd.                 Delaware
Hersey Meters Co.                              Delaware
Hydro Gate Acquisition Corp.                   Delaware
James Jones Company                            California
J.B. Smith Mfg Co.                             Oklahoma
Jingmen Pratt Valve Co. Ltd.                   People's Republic of China
Mueller Canada Holding Corp.                   Canada
Mueller Canada Ltd.                            Canada
Mueller Co.                                    Illinois
Mueller Service Co.                            Delaware
Milliken Acquisition Corp.                     Delaware
Mueller International, Inc.                    Delaware
Mueller International, LLC                     Delaware
Mueller International Finance, Inc.            Delaware
Mueller International Finance, LLC             Delaware